UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2016 (October 26, 2016)

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4725 Piedmont Row Drive, Suite 110

Charlotte, North Carolina 28210

(Address of principal executive offices)(Zip Code)

(704) 554-5901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 26, 2016, CommunityOne Bancorp, a North Carolina corporation (“CommunityOne”), merged with and into Capital Bank Financial Corp., a Delaware corporation (the “Company”), with the Company continuing as the surviving entity (the “Merger”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated November 22, 2015, by and between CommunityOne and the Company.

On October 26, 2016, the Company filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission (the “SEC”) to report the completion of the Merger.  This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend Item 9.01 of the Original 8-K solely to present certain unaudited pro forma financial information in connection with the Merger.

Item 9.01                                           Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of CommunityOne required by this Item 9.01(a) were previously filed and incorporated by reference in the Original 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.1 to this Form 8-K/A and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1

Unaudited pro forma condensed combined balance sheet of Capital Bank Financial Corp. and CommunityOne Bancorp as of June 30, 2016, unaudited pro forma condensed combined statement of income of Capital Bank Financial Corp. and CommunityOne Bancorp for the year ended December 31, 2015 and for the six months ended June 30, 2016, and the notes related thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP.

Date: October 28, 2016	By:	/s/ Christopher G. Marshall
		Name:	Christopher G. Marshall
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1

Unaudited pro forma condensed combined balance sheet of Capital Bank Financial Corp. and CommunityOne Bancorp as of June 30, 2016, unaudited pro forma condensed combined statement of income of Capital Bank Financial Corp. and CommunityOne Bancorp for the year ended December 31, 2015 and for the six months ended June 30, 2016, and the notes related thereto.